EUREKA FINANCIAL CORP.

3455 Forbes Avenue
Pittsburgh, PA 15213-3253

Phone:  (412) 681-8400
Fax:    (412) 681-6625
www.eurekabancorp.com


                                              Contact:   Edward F. Seserko

                                                           President and CEO
                                                           (412) 681-8400

                                              For Immediate Release
                                              January 23, 2004



                 EUREKA FINANCIAL CORPORATION ANNOUNCES EARNINGS
                  FOR THE FIRST QUARTER ENDED DECEMBER 31, 2003



Pittsburgh,  Pennsylvania  -  Eureka  Financial  Corporation,  (the  "Company"),
Pittsburgh, Pennsylvania, announced earnings for the first quarter ended December 31, 2003. For the quarter ended December 31, 2003, the Company earned $209,000, or $.17 diluted earnings per share, as compared to earnings of $215,000, or $.17 diluted earnings per share, for the quarter ended December 31, 2002.

The Bank, founded in 1886, is a federally chartered stock savings bank and operates one office in the Oakland community of Pittsburgh. The Company's common stock trades on the electronic bulletin board under the symbol "EKFC."

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                                          Eureka Financial Corp.
                                                         Selected Financial Data
                                               (Dollars in thousands except per share data)

                                                       December 31,  September 30,
                                                          2003          2003
                                                       ----------    ----------

Total assets                                           $   84,093    $   83,321
Cash and investments                                       26,254        28,042
Loans receivable, net                                      55,740        53,288
Deposits                                                   62,154        61,840
Total liabilities                                          64,899        64,250
Stockholders' equity                                   $   19,194    $   19,071

Nonaccrual loans                                       $      326    $      377
Repossessed real estate                                         0             0
Total nonperforming assets                             $      326    $      377

Allowance for loan losses to nonperforming loans           140.80%       129.71%
Nonperforming loans to net loans                             0.58%         0.71%
Nonperforming loans to total assets                          0.39%         0.45%
Book value per share                                   $    15.65    $    15.55
Number of common shares outstanding                     1,226,538     1,226,538




                                                       Three Months Ended         Three Months Ended
                                                           December 31,               December 31,
                                                      --------------------        --------------------
                                                       2003          2002          2003          2002
                                                      ------        ------        ------        ------
Interest income                                       $1,159        $1,194        $1,159        $1,194
Interest expense                                         388           442           388           442
                                                      ------        ------        ------        ------
  Net interest income                                    771           752           771           752
Provision for loan losses                                 15             0            15             0
                                                      ------        ------        ------        ------

Net interest income after provision for loan losses      756           752           756           752
Noninterest income                                        37            31            37            31
Noninterest expense                                      537           502           537           502
                                                      ------        ------        ------        ------

Income before income taxes                               256           281           256           281
Income tax expense                                        47            66            47            66
                                                      ------        ------        ------        ------

Net income                                            $  209        $  215        $  209        $  215
                                                      ======        ======        ======        ======